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                                                                    Exhibit (4)

                     AGREEMENT AND PLAN OF REORGANIZATION

   This Agreement and Plan of Reorganization (the "Agreement") is made as of February 13, 2008, by and between Gateway Fund (the "Acquired Fund"), a series of The Gateway Trust, an Ohio business trust (the "Existing Trust"), and Gateway Fund (the "Acquiring Fund"), a series of Gateway Trust, a Massachusetts business trust (the "New Trust").

                            PLAN OF REORGANIZATION

   (a) The Acquired Fund shall sell, assign, convey, transfer and deliver to the Acquiring Fund on the Exchange Date (as defined in Section 6) all of its properties and assets. In consideration therefor, the Acquiring Fund shall, on the Exchange Date, assume all of the known and unknown liabilities of the Acquired Fund existing at the Valuation Time (as defined in Section 3(c)) and deliver to the Acquired Fund a number of full and fractional Class A shares of beneficial interest of the Acquiring Fund (the "Merger Shares") having an aggregate net asset value equal to the value of the assets of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund assumed by the Acquiring Fund on that date. It is intended that the reorganization described in this Agreement shall be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended and in effect from time to time (the "Code").

   (b) Upon consummation of the transactions described in paragraph (a) of this Plan of Reorganization, the Acquired Fund shall distribute the Merger Shares in complete liquidation to its shareholders of record as of the Exchange Date, each shareholder being entitled to receive that proportion of Merger Shares which the number of shares of the Acquired Fund held by such shareholder bears to the total number of shares of the Acquired Fund outstanding on such date. Certificates representing the Merger Shares will not be issued. All issued and outstanding shares of beneficial interest of the Acquired Fund will simultaneously be cancelled on the books of the Acquired Fund.

   (c) As soon as practicable following the liquidation of the Acquired Fund as aforesaid, the Acquired Fund shall be dissolved pursuant to the provisions of the Second Amended Agreement and Declaration of Trust of the Existing Trust, as amended, and applicable law, and its legal existence terminated. Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Exchange Date and, if applicable, such later date on which the Acquired Fund is dissolved.

                                   AGREEMENT

   The New Trust, on behalf of the Acquiring Fund, and the Existing Trust, on behalf of the Acquired Fund, agree as follows:

   1. Representations, Warranties and Agreements of the Acquiring Fund. The New Trust, and not the individual Trustees and officers thereof, on behalf of the Acquiring Fund, represents and warrants to the best of its knowledge and agrees with the Existing Trust, on behalf of the Acquired Fund that:

      a. The Acquiring Fund is a series of shares of the New Trust, a Massachusetts business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and has power to own all of its properties and assets and to carry out its obligations under this Agreement. The New Trust is qualified as a foreign association in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the New Trust or the Acquiring Fund. Each of the New Trust and the Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to carry out this Agreement.

      b. The New Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

      c. The Acquiring Fund has no assets and liabilities, except for nominal shares issued and redeemed prior to the consummation of the transactions contemplated hereby.

      d. The New Trust is not in violation in any material respect of any provisions of its Agreement and Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the New Trust is a party or by which the Acquiring Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

      e. The prospectuses and statement of additional information of the Acquiring Fund, each dated November 21, 2007 and each as from time to time amended or supplemented (collectively, the "Acquiring Fund Prospectus"), previously furnished to the Acquired Fund, (i) conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and (ii) did not as of such date and do not contain, with respect to the New Trust or the Acquiring Fund, any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      f. There are no material legal, administrative or other proceedings pending or threatened against the New Trust or the Acquiring Fund, which assert liability on the part of the New Trust or the Acquiring Fund. Neither the New Trust nor the Acquiring Fund knows of any facts which might form the basis for the institution of such proceedings or is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

      g. The Acquiring Fund has no known liabilities of a material nature, contingent or otherwise.

      h. The Acquiring Fund has not commenced operations and has not yet filed its first federal income tax return. At the completion of its first taxable year, the Acquiring Fund will file its federal income tax return as a "regulated investment company" and until such time will take all steps necessary to ensure that it qualifies for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

      i. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act and state securities or "Blue Sky" laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

      j. There are no material contracts outstanding to which the Acquiring Fund is a party, other than as are or will be disclosed in the Registration Statement or the Acquired Fund Proxy Statement (each as defined in
   Section 1(p) herein) or the Acquiring Fund Prospectus.

      k. All of the issued and outstanding shares of beneficial interest of the Acquiring Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquiring Fund has taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in conformity with such laws.

      l. The Merger Shares will be registered under the 1933 Act with the Securities and Exchange Commission upon effectiveness of the Registration Statement (as defined in Section 1(p) herein) and the issuance, offering and sale of the Merger Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities or "Blue Sky" laws.

      m. The Merger Shares to be issued to the Acquired Fund have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued Class A shares of beneficial interest in the Acquiring Fund and will be fully paid and, except as set forth in the Registration Statement, nonassessable by the Acquiring Fund, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof.

      n. All shares of the Acquiring Fund that are issued and outstanding have been, are, and at the Exchange Date will be, duly and validly issued and outstanding, fully paid and, except as set forth in the Registration Statement, nonassessable by the Acquiring Fund. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund shares, nor is there outstanding any security convertible into any of the Acquiring Fund shares.

      o. The Acquiring Fund has not yet commenced investment operations.

      p. The registration statement on Form N-14 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the New Trust on behalf of the Acquiring Fund, which registers the Merger Shares issuable hereunder and is also the proxy statement of the Acquired Fund relating to the meeting of the Acquired Fund's shareholders referred to in
   Section 7 herein (together with the documents incorporated therein by reference, the "Acquired Fund Proxy Statement"), on the effective date of the Registration Statement (i) did comply, does comply and will comply at all relevant times in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not, does not, and will not at any relevant times contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in
   Section 7 and on the Exchange Date, the prospectus which is contained in the Registration Statement, as amended or supplemented by any amendments or supplements filed with the Commission by the New Trust, and the Acquired Fund Proxy Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subparagraph (p) shall apply to statements in or omissions from the Registration Statement or the Acquired Fund Proxy Statement made in reliance upon and in conformity with information furnished by the Acquired Fund for use in the Registration Statement or the Acquired Fund Proxy Statement.

      q. The New Trust satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act.

   2. Representations, Warranties and Agreements of the Acquired Fund. The Existing Trust, and not the individual Trustees and officers thereof, on behalf of the Acquired Fund, represents and warrants to the best of its knowledge and agrees with the New Trust, on behalf of the Acquiring Fund that:

      a. The Acquired Fund is a series of shares of the Gateway Trust, an Ohio business trust duly established and validly existing under the laws of the State of Ohio, and has power to own all of its properties and assets and to carry out this Agreement. The Existing Trust is qualified as a foreign association in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Existing Trust or the Acquired Fund. Each of the Existing Trust and the Acquired Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to carry out this Agreement.

      b. The Existing Trust is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

      c. A statement of assets and liabilities, statement of operations, statement of changes in net assets and a schedule of investments (indicating their market values) of the Acquired Fund as of and for the period ended December 31, 2006 and a statement of assets and liabilities, statement of operations, statement of changes in net assets and a schedule of investments for the six months ended June 30, 2007 have been furnished to the Acquiring Fund prior to the Exchange Date. Such statement of assets and liabilities and schedule fairly present the financial position of the Acquired Fund as of such date and said statements of operations and changes in net assets fairly reflect the results of its operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.

      d. Since June 30, 2007 there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquired Fund of indebtedness, except as disclosed in writing to the Acquiring Fund. For the purposes of this subsection (d) and of Section 9(a) of this Agreement, distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business.

      e. The Existing Trust is not in violation in any material respect of any provision of its Agreement and Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Existing Trust is a party or by which the Acquired Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

      f. The prospectus and the statement of additional information of the Acquired Fund, each dated May 1, 2007 and each as from time to time amended or supplemented (collectively, the "Acquired Fund Prospectus"), previously furnished to the Acquiring Fund (i) conform in all material respects to the applicable requirements of the 1933 Act and (ii) did not contain as of such date and do not contain, with respect to the Existing Trust and the Acquired Fund, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      g. The Acquired Fund's investment operations from January 1, 2002 to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquired Fund Prospectus.

      h. At the Exchange Date, the Existing Trust, on behalf of the Acquired Fund, will have good and marketable title to its assets to be transferred to the Acquiring Fund pursuant to this Agreement and will have full right, power and authority to sell, assign, transfer and deliver the Investments (as defined below) and all other assets and known and unknown liabilities of the Acquired Fund to be transferred to the Acquiring Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities and payment therefor as contemplated by this Agreement, the Acquiring Fund will acquire good and marketable title thereto and will acquire the Investments and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof, except as previously disclosed in writing to the Acquiring Fund.

      i. There are no material legal, administrative or other proceedings pending or threatened against the Existing Trust or the Acquired Fund, which assert liability on the part of the Existing Trust or the Acquired Fund. The Acquired Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

      j. There are no material contracts outstanding to which the Acquired Fund is a party, other than as are or will be disclosed in Acquired Fund Prospectus, the registration statement on Form N-1A of the Acquired Fund or the Acquired Fund Proxy Statement, or have been disclosed or made available to Natixis Asset Management Advisors, L.P.

      k. The Acquired Fund has no known liabilities of a material nature, contingent or otherwise, other than those that are shown on the Acquired Fund's statement of assets and liabilities as of June 30, 2007 referred to above and those incurred in the ordinary course of its business as an investment company since such date. Prior to the Exchange Date, the Acquired Fund will quantify and reflect on its balance sheet all of its material known liabilities and will advise the Acquiring Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to June 30, 2007 whether or not incurred in the ordinary course of business.

      l. As of the Exchange Date, the Acquired Fund will have filed all required federal and other tax returns and reports which, to the knowledge of the Existing Trust's officers, are required to have been filed by the Acquired Fund by such date and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by the Acquired Fund. All tax liabilities of the Acquired Fund have been adequately provided for on its books, and no tax deficiency or liability of the Acquired Fund has been asserted, and no question with respect thereto has been raised or is under audit by the Internal Revenue Service or by any state, local or other tax authority for taxes in excess of those already paid.

      m. The Existing Trust, on behalf of the Acquired Fund, has and, at the Exchange Date, will have, full right, power and authority to sell, assign, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the Acquiring Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, the Acquiring Fund will acquire the Investments and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof. As used in this Agreement, the term "Investments" shall mean the Acquired Fund's investments shown on the schedule of its investments as of June 30, 2007 referred to in
   Section 2(c) hereof, as modified by such changes in the portfolio as the Acquired Fund shall make in the ordinary course of business since such date, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Exchange Date.

      n. No registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the Acquiring Fund or the Acquired Fund, except as previously disclosed to the Acquiring Fund by the Acquired Fund.

      o. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, 1934 Act, the 1940 Act or state securities or "Blue Sky" laws.

      p. The Acquired Fund qualifies and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Subchapter M of the Code. The Acquired Fund has satisfied or will satisfy the diversification requirement under Subchapter M of the Code at the end of the fiscal quarters ending March 31, 2007, June 30, 2007, September 30, 2007, and December 31, 2007.

      q. At the Exchange Date, the Acquired Fund will have sold such of its assets, if any, as are necessary to assure that, after giving effect to the acquisition of the assets of the Acquired Fund pursuant to this Agreement, the Acquiring Fund will remain a "diversified company" within the meaning of
   Section 5(b)(1) of the 1940 Act and in compliance with all other investment restrictions set forth in the Acquired Fund Prospectus, as amended through the Exchange Date.

      r. All of the issued and outstanding shares of beneficial interest of the Acquired Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquired Fund has taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in conformity with such laws.

      s. All issued and outstanding shares of beneficial interest of the Acquired Fund are, and at the Exchange Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund shares, nor is there outstanding any security convertible into any of the Acquired Fund shares.

      t. The Acquired Fund Proxy Statement, on the date of its filing
   (i) complied in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and
   (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Exchange Date, the Acquired Fund Proxy Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Acquired Fund Proxy Statement made in reliance upon and in conformity with information furnished by the Acquiring Fund for use in the Acquired Fund Proxy Statement.

      u. The Existing Trust has no material contracts or other commitments (other than this Agreement, such other contracts as may be entered into in the ordinary course of its business and such other contracts as have been previously disclosed or made available to Natixis Asset Management Advisors, L.P.) which if terminated may result in material liability to the Acquired Fund (or to the Acquiring Fund as a result of the transactions contemplated by this Agreement) or under which (whether or not terminated) any material payments for periods subsequent to the Exchange Date will be due from the Acquired Fund (or from the Acquiring Fund as a result of the transactions contemplated by this Agreement).

      v. The information provided by the Acquired Fund for use in the Registration Statement and Proxy Statement was accurate and complete in all material respects when supplied and complied with federal securities and other laws and regulations applicable thereto in all material respects, and has remained accurate and complete and in such compliance through the date hereof.

      w. Gateway Investment Advisers, L.P. does not have any right under any current fee waiver, expense reimbursement or similar arrangement with the Acquired Fund to recoup any waived or reimbursed fees or expenses.

      x. The Existing Trust satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act.

   3. Reorganization.

      a. Subject to the requisite approval of the shareholders of the Acquired Fund and to the other terms and conditions contained herein, the Acquired Fund agrees to sell, assign, convey, transfer and deliver to the Acquiring Fund, and the Acquiring Fund agrees to acquire from the Acquired Fund, on the Exchange Date all of the Investments and all of the cash and other properties and assets of the Acquired Fund, whether accrued or contingent, in exchange for that number of shares of beneficial interest of the Acquiring Fund provided for in Section 4 and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, whether accrued or contingent, existing at the Valuation Time. The Acquired Fund will, as soon as practicable after the Exchange

   Date, distribute in complete liquidation all of the Merger Shares received by it to the shareholders of the Acquired Fund in exchange for their shares of the Acquired Fund.

      b. The Existing Trust, on behalf of the Acquired Fund, will pay or cause to be paid to the Acquiring Fund any interest, cash or such dividends, rights and other payments received for the account of the Acquired Fund on or after the Exchange Date with respect to the Investments and other properties and assets of the Acquired Fund, whether accrued or contingent, received on or after the Exchange Date. Any such distribution shall be deemed included in the assets transferred to the Acquiring Fund at the Exchange Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone "ex" such distribution prior to the Valuation Time, in which case any such distribution which remains unpaid at the Exchange Date shall be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Fund.

      c. The Valuation Time shall be 4:00 p.m. Eastern time on the Exchange Date or such other time as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

      d. In the event that immediately prior to the Valuation Time (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the net asset value of the Acquired Fund or the Acquiring Fund is impracticable, the Exchange Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored or such other date as may be agreed upon by the New Trust and Existing Trust; provided that if trading shall not be fully resumed and reporting restored within seven business days after the Exchange Date, this Agreement may be terminated by Acquiring Fund or the Acquired Fund upon the giving of written notice to the other party.

   4. Exchange Date; Valuation Time. On the Exchange Date, the Acquiring Fund will deliver to the Acquired Fund a number of full and fractional Merger Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund on such date less the value of the liabilities of the Acquired Fund assumed by the Acquiring Fund on that date, determined as hereinafter provided in this Section 4.

      a. The net asset value of the Merger Shares to be delivered to the Acquired Fund, the value of the assets of the Acquired Fund, and the value of the liabilities of the Acquired Fund to be assumed by the Acquiring Fund, shall in each case be determined as of the Valuation Time.

      b. The net asset value of the Merger Shares shall be computed in the manner set forth in the Acquiring Fund Prospectus. The value of the assets and liabilities of the Acquired Fund shall be determined by the Acquiring Fund, in cooperation with the Acquired Fund, pursuant to procedures which the Acquiring Fund would use in determining the fair market value of the Acquiring Fund's assets and liabilities. Each of the Existing Trust, on behalf of the Acquired Fund, and the New Trust, on behalf of the

   Acquiring Fund, hereby agrees to cooperate with the other party in valuing the securities held by the Acquired Fund and agrees to take reasonable steps to ensure that the valuation procedures used by the Acquired Fund and the Acquiring Fund as of the Valuation Time are substantially identical.

      c. No adjustment shall be made in the net asset value of either the Acquired Fund or the Acquiring Fund to take into account differences in realized and unrealized gains and losses.

      d. The Acquiring Fund shall issue the Merger Shares to the Acquired Fund. The Acquired Fund shall promptly distribute the Merger Shares to the shareholders of the Acquired Fund by establishing open accounts for each Acquired Fund shareholder on the transfer records of the Acquiring Fund. The Acquiring Fund and the Acquired Fund agree to cooperate in the establishment of such open accounts. Certificates representing Merger Shares will not be issued to Acquired Fund shareholders. Any certificates representing shares of the Acquired Fund shall automatically be cancelled and each holder of a certificate representing shares of the Acquired Fund shall cease to have any rights with respect thereto, except the right to receive Merger Shares as provided herein.

      e. On the Exchange Date, the Acquiring Fund shall assume all liabilities of the Acquired Fund, whether accrued or contingent, known or unknown, in connection with the acquisition of assets and subsequent liquidation and dissolution of the Acquired Fund or otherwise.

   5. Expenses, Fees, etc.

      a. Except as otherwise provided in this Section 5, IXIS Anchor Acquisition, LLC (to be renamed Gateway Investment Advisers, LLC as of 4:01 p.m. on February 15, 2008), by countersigning this Agreement, agrees that it will bear any and all costs and expenses of the transaction incurred by the Acquiring Fund and the Acquired Fund including the costs and expenses of the dissolution of the Acquired Fund, including without limitation the costs and expenses of any state or federal filings to terminate the existence of the Existing Trust and deregister the Existing Trust as an investment company; provided, however, that the Acquiring Fund and the Acquired Fund will each pay any brokerage commissions, dealer mark-ups and similar expenses ("Portfolio Expenses") that it may incur in connection with the purchases or sale of portfolio securities; and provided further that, IXIS Anchor Acquisition, LLC or its affiliates will pay or reimburse the Acquiring Fund for all governmental fees required in connection with the registration or qualification of the Merger Shares issued in connection with the reorganization described in this Agreement.

      b. In the event the transactions contemplated by this Agreement are not consummated, then IXIS Anchor Acquisition, LLC agrees that it shall bear all of the costs and expenses (other than Portfolio Expenses) incurred by both the Acquiring Fund and the Acquired Fund in connection with such transactions.

      c. Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, neither the Acquiring Fund nor the Acquired Fund shall be liable to the other for any damages resulting therefrom, including, without limitation, consequential damages, except as specifically set forth above.

      d. Notwithstanding any of the foregoing, costs and expenses will in any event be paid by the party directly incurring them if and to the extent that the payment by another party of such costs and expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Subchapter M of the Code.

   6. Exchange Date. Delivery of the assets of the Acquired Fund to be transferred, assumption of the liabilities of the Acquired Fund to be assumed, and delivery of the Merger Shares to be issued shall be made at the offices of Natixis Asset Management Advisors, L.P., 399 Boylston Street, Boston, MA 02116, as of the close of business on February 15, 2008, or at such other time and date agreed to by the Acquiring Fund and the Acquired Fund, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

   7. Meeting of Shareholders; Dissolution.

      a. The Existing Trust, on behalf of the Acquired Fund, shall call a meeting of the Acquired Fund's shareholders to take place after the effective date of the Registration Statement for the purpose of considering the approval of this Agreement.

      b. The Acquired Fund agrees that the liquidation and dissolution of the Acquired Fund will be effected in the manner provided in the Agreement and Declaration of Trust of the Existing Trust in accordance with applicable law and that, after the Exchange Date, the Acquired Fund shall not conduct any business except in connection with its liquidation and dissolution.

      c. The Acquiring Fund shall have filed the Registration Statement with the Commission. Each of the Acquired Fund and the Acquiring Fund shall cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement.

   8. Conditions to the Acquiring Fund's Obligations. The obligations of the Acquiring Fund hereunder shall be subject to the following conditions:

      a. That the Acquired Fund shall have furnished to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on the Acquired Fund's behalf by the President (or any Vice President) and Treasurer (or any Assistant Treasurer) of the Existing Trust, and a certificate of both such officers, dated the Exchange Date, that there has been no material adverse change in the financial position of the Acquired Fund since June 30, 2007, other than changes in the Investments and other assets and properties since that date or changes in the market value of the Investments and other assets of the

   Acquired Fund, or changes due to dividends paid, and a certificate of both such officers representing and warranting that there are no known liabilities, contingent or otherwise, of the Acquired Fund required to be reflected on a balance sheet (including notes thereto) in accordance with generally accepted accounting principles as of June 30, 2007 or in the Acquired Fund's statement of assets and liabilities as of the Valuation Time that are not so reflected.

      b. That the Acquired Fund shall have furnished to the Acquiring Fund a statement, dated the Exchange Date, signed by the President (or any Vice President) and Treasurer (or any Assistant Treasurer) of the Existing Trust certifying that as of the Exchange Date all representations and warranties of the Acquired Fund made in this Agreement are true and correct in all material respects as if made at and as of such date and each of the Existing Trust and the Acquired Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

      c. That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

      d. That the Acquiring Fund shall have received an opinion of Thompson Hine LLP, counsel to the Acquired Fund, dated the Exchange Date, to the effect that (i) the Existing Trust is an Ohio business trust duly formed and validly existing under the laws of the State of Ohio, and the Acquired Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the Agreement and Declaration of Trust and By-Laws of the Existing Trust; (ii) this Agreement has been duly authorized, executed and delivered by the Existing Trust on behalf of the Acquired Fund and, assuming that the Registration Statement, the Acquired Fund Prospectus and the Acquired Fund Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by the New Trust on behalf of the Acquiring Fund, is a valid and binding obligation of the Existing Trust enforceable against the Acquired Fund in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights generally and other equitable principles; (iii) the Existing Trust, on behalf of the Acquired Fund, has power to sell, assign, convey, transfer and deliver the assets contemplated hereby; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, to the knowledge of such counsel, violate the Agreement and Declaration of Trust or By-Laws of the Existing Trust, or, to the knowledge of such counsel without having made any investigation, any provision of any material agreement known to such counsel to which the Existing Trust or the Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel without having made any investigation, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the Existing Trust or the Acquired Fund is party or by which either of them is bound; (v) to the knowledge of such counsel without having made any investigation, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust on behalf of the Acquired Fund of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or "Blue Sky" laws; (vi) the Existing Trust is registered with the Commission as an investment company under the 1940 Act and the Acquired Fund is duly constituted as a series thereof and, to the knowledge of such counsel, such registration is in full force and effect; and (vii) to the knowledge of such counsel, without having made any investigation, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Existing Trust or the Acquired Fund or any of their properties or assets that challenges or seeks to prohibit, restrain or enjoin the transactions contemplated by this Agreement. Such opinion may state that such counsel does not express any opinion or belief as to the financial statements or other financial data, or as to the information relating to the Acquiring Fund, contained in the Acquired Fund Proxy Statement or the Registration Statement, and that such opinion is solely for the benefit of the Acquiring Fund, its Trustees and its officers. In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement as well as certificates of an officer of the Existing Trust.

      e. That the Acquiring Fund shall have received an opinion of Ropes & Gray LLP, counsel to the Acquiring Fund, dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for federal income tax purposes: (i) the transactions contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will each be "a party to the reorganization" within the meaning of Section 368(b) of the Code;
   (ii) under Section 1032 of the Code, no gain or loss will be recognized by the Acquiring Fund upon receipt of the Investments transferred to the Acquiring Fund pursuant to this Agreement in exchange for the Merger Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund as contemplated in Section 3 hereof; (iii) under Section 362(b) of the Code, the basis to the Acquiring Fund of the Investments will be the same as the basis of the Investments in the hands of the Acquired Fund immediately prior to such exchange; (iv) under Section 1223(2) of the Code, the Acquiring Fund's holding periods with respect to the Investments will include the respective periods for which the Investments were held by the Acquired Fund; (v) the Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder; and (vi) such other matters as the Acquiring Fund may deem necessary or desirable.

      f. That the assets of the Acquired Fund to be acquired by the Acquiring Fund will include no assets which the Acquiring Fund, by reason of limitations in the New Trust Declaration of Trust and By-Laws or of investment restrictions disclosed in the Acquiring Fund Prospectus or the Registration Statement as in effect on the Exchange Date, may not properly acquire.

      g. That the Existing Trust shall have received from the Commission and any relevant state securities administrators such order or orders, if any, as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act and any applicable state securities or "Blue Sky" laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

      h. That all actions taken by the Existing Trust on behalf of the Acquired Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Acquiring Fund and Ropes & Gray LLP.

      i. That the Acquired Fund shall have furnished to the Acquiring Fund a certificate, signed by the President (or any Vice President) and the Treasurer (or any Assistant Treasurer) of the Existing Trust, as to the tax cost to the Acquired Fund of the Investments delivered to the Acquiring Fund pursuant to this Agreement, together with any such other evidence as to such tax cost as the Acquiring Fund may reasonably request.

      j. That the Acquired Fund's custodian shall have delivered to the Acquiring Fund a certificate identifying all of the assets of the Acquired Fund held or maintained by such custodian as of the Valuation Time.

      k. That the Acquired Fund's transfer agent shall have provided to the Acquiring Fund (i) the originals or true copies of all of the records of the Existing Trust attributable to the Acquired Fund in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of the Acquired Fund outstanding as of the Valuation Time, and (iii) the name and address of each holder of record of any shares of the Acquired Fund and the number of shares held of record by each such shareholder.

      l. That all of the issued and outstanding shares of beneficial interest of the Acquired Fund shall have been offered for sale and sold in conformity with all applicable state securities or "Blue Sky" laws (including any applicable exemptions therefrom) and, to the extent that any examination of the records of the Acquired Fund or its transfer agent by the Acquiring Fund or its agents shall have revealed otherwise, the Acquired Fund shall have taken all actions that in the opinion of the Acquiring Fund or Ropes &
   Gray LLP are necessary to remedy any prior failure on the part of the Acquired Fund to have offered for sale and sold such shares in conformity with such laws.

      m. That this Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite votes of the holders of the outstanding shares of beneficial interest of the Acquired Fund entitled to vote.

      n. The Acquired Fund shall have timely filed all required federal and state income tax returns for the tax year ended December 31, 2006.

      o. That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the New Trust or the Acquiring Fund, threatened by the Commission.

   9. Conditions to the Acquired Fund's Obligations. The obligations of the Acquired Fund hereunder shall be subject to the following conditions:

      a. That the Acquiring Fund shall have furnished to the Acquired Fund a statement of the Acquiring Fund's net assets, together with a list of portfolio holdings with values determined as provided in Section 4, all as of the Valuation Time, certified on the Acquiring Fund's behalf by the President (or any Vice President) and Treasurer (or any Assistant Treasurer) of the New Trust, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of the Acquiring Fund since the date hereof.

      b. That the New Trust, on behalf of the Acquiring Fund, shall have executed and delivered to the Acquired Fund a document dated as of the Exchange Date, pursuant to which the Acquiring Fund will, in connection with the transactions contemplated by this Agreement, assume all of the known and unknown liabilities of the Acquired Fund existing as of the Valuation Time.

      c. That the Acquiring Fund shall have furnished to the Acquired Fund a statement, dated the Exchange Date, signed by the President (or any Vice President) and Treasurer (or any Assistant Treasurer) of the New Trust certifying that as of the Exchange Date all representations and warranties of the Acquiring Fund made in this Agreement are true and correct in all material respects as if made at and as of such date, and that each of the New Trust and the Acquiring Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date.

      d. That there shall not be any material litigation pending or threatened with respect to the matters contemplated by this Agreement.

      e. That the Acquired Fund shall have received an opinion of Ropes &
   Gray LLP, counsel to the Acquiring Fund, dated the Exchange Date, to the effect that (i) the New Trust is an unincorporated voluntary association with transferable shares duly formed and validly existing under the laws of the Commonwealth of Massachusetts (commonly known as a Massachusetts business trust), and the Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the Agreement and Declaration of Trust and By-Laws of the New Trust;
   (ii) this Agreement has been duly authorized, executed and delivered by the New Trust on behalf of the Acquiring Fund and, assuming that the Acquiring Fund Prospectus, the Registration Statement and the Acquired Fund Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by the Existing Trust on behalf of the Acquired Fund, is a valid and binding obligation of the New Trust, enforceable against the Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights generally and other equitable principles; (iii) the Merger Shares to be delivered to the Acquired Fund as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and, except as set forth below, nonassessable by New Trust and the Acquiring Fund and no shareholder of the Acquiring Fund has any preemptive right to subscription or purchase in respect thereof; (iv) the Registration Statement and all post-effective amendments filed with the Commission on or before the Closing Date, if any, has become effective under the 1933 Act, and based upon oral inquiries to the Commission staff on such date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for any such purpose is pending or threatened by the Commission;
   (v) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, to the knowledge of such counsel, violate the Agreement and Declaration of Trust or By-Laws of the New Trust, or, to the knowledge of such counsel without having made any investigation, any provision of any material agreement known to such counsel to which the New Trust or the Acquiring Fund is a party or by which it is bound or, to the knowledge of such counsel without having made any investigation, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the New Trust or the Acquiring Fund is party or by which either of them is bound, it being understood that with respect to investment restrictions as contained in the Agreement and Declaration of Trust, By-Laws or then-current prospectuses or statement of additional information of the New Trust, such counsel may rely upon a certificate of an officer of the New Trust; (vi) to the knowledge of such counsel without having made any investigation, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the New Trust on behalf of the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or "Blue Sky" laws; (vii) the New Trust is registered with the Commission as an investment company under the 1940 Act and, to the knowledge of such counsel, the Commission has not issued to the Acquiring Fund notice of any hearing or other proceeding to consider suspension or revocation of such registration; and (viii) to the knowledge of such counsel, without having made any investigation, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the New Trust or the Acquiring Fund or any of their properties or assets that challenges or seeks to prohibit, restrain or enjoin the transactions contemplated by this Agreement. Such opinion may also state that such counsel does not express any opinion or belief as to the financial statements or other financial data, or as to the information relating to the Acquired Fund, contained in the Acquired Fund Proxy Statement or the Registration Statement, and that such opinion is solely for the benefit of the Acquired Fund, its Trustees and its officers. In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement as well as certificates of an officer of the New Trust, including certificates with respect to investment restrictions contained in the New Trust's Declaration of Trust or By-Laws or then-current prospectus or statement of additional information.

      Such opinion may also include a statement to the following effect: The Acquiring Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Acquiring Trust. However, the Agreement and Declaration of Trust of the Acquiring Trust disclaims shareholder liability for acts or obligations of the Acquiring Trust and requires that a notice of such disclaimer be given in each note, bond, contract, instrument, certificate or undertaking made or issued by or on behalf of the Acquiring Trust's trustees, officers or otherwise. The Agreement and Declaration of Trust of the Acquiring trust provides that in case any shareholder or former shareholder shall be held to be personally liable solely by reason of his or her being or having been a shareholder of the Acquiring Trust or of a particular series or class and not because of his or her acts or omissions or for some other reason, the shareholder or former shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the series (or attributable to the class) of which he or she is or was a shareholder to be held harmless from and indemnified against all loss and expense arising from such liability. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the particular series of which he or she is or was a shareholder would be unable to meet its obligations.

      f. That the Acquired Fund shall have received an opinion of Ropes & Gray LLP, dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), in form satisfactory to the Acquired Fund to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for federal income tax purposes: (i) the transactions contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will each be "a party to the reorganization" within the meaning of Section 368(b) of the Code; (ii) under Section 361 of the Code, no gain or loss will be recognized by the Acquired Fund (x) upon the transfer of its assets to the Acquiring Fund in exchange for the Merger Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund as contemplated in Section 3 hereof or (y) upon the distribution of the Merger Shares to the shareholders of the Acquired Fund as contemplated in Section 3 hereof; (iii) under Section 354 of the Code, no gain or loss will be recognized by shareholders of the Acquired Fund on the distribution of Merger Shares to them in exchange for their shares of the Acquired Fund; (iv) under Section 358 of the Code, the aggregate tax basis of the Merger Shares that the Acquired Fund's shareholders receive in place of their Acquired Fund shares will be the same as the aggregate tax basis of the Acquired Fund shares surrendered in exchange therefor; and (v) under
   Section 1223(1) of the Code, an Acquired Fund's shareholder's holding period for the Merger Shares received pursuant to the Agreement will be determined by including the holding period for the Acquired Fund shares exchanged for the Merger Shares, provided that the shareholder held the Acquired Fund shares as a capital asset.

      g. That all actions taken by the New Trust on behalf of the Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Acquired Fund and Thompson Hine LLP.

      h. That the New Trust shall have received from the Commission and any relevant state securities administrator such order or orders as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act and any applicable state securities or "Blue Sky" laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

      i. That this Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite votes of the holders of the outstanding shares of beneficial interest of the Acquired Fund entitled to vote.

      j. That the Registration Statement on Form N-1A of the New Trust, with respect to the Acquiring Fund, shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the New Trust or the Acquiring Fund, threatened by the Commission.

      k. That the New Trust shall have included in its Declaration of Trust or By-Laws provisions that indemnify, solely out of assets of the Acquiring Fund and no other assets, the trustees and officers of the Existing Trust on the Exchange Date, and all prior trustees and officers of the Existing Trust, against claims that may be made against such trustees and officers of the Existing Trust in their capacity as such trustees or officers, with such provisions to be substantially similar in form and substance to the provisions under which the trustees and officers of the New Trust are indemnified.

      l. That there shall have been (i) obtained on behalf of the Acquiring Fund "tail" liability insurance with the aggregate coverage amount of $10,000,000 and a retention amount of $150,000 per claim ($0 for the trustees) covering claims that may be made against the trustees and the officers of the Existing Trust in their capacity as such trustees or officers for a period of six years following the Exchange Date and
   (ii) obtained on behalf of the Acquiring Fund "tail" liability insurance with an aggregate coverage amount of $5,000,000 covering claims that may be made against the independent trustees of the Existing Trust in their capacity as such independent trustees for a period of six years following the Exchange Date. By countersigning this Agreement, IXIS Anchor Acquisition, LLC (to be renamed Gateway Investment Advisers, LLC as of 4:01 p.m. on February 15, 2008) agrees that it, and not the New Trust, will pay or cause to be paid the premiums incurred in connection with the "tail" insurance referred to in clauses (i) and (ii) above.

   10. Existing Trust Trustee and Officer Indemnification and Insurance. The New Trust agrees to (i) take such steps as are necessary to ensure that the provisions in its Declaration and Trust and By-Laws referred to in clause
(i) of Section 9(k) hereof remain in full force and effect, to the maximum extent permitted by applicable law, and (ii) for a period of six years after the Exchange Date, maintain the "tail" insurance referred to in clause (ii) of
Section 9(l) hereof.

   11. Certain Tax Returns. The Existing Trust and the New Trust hereby agree that the federal tax returns for the tax year ended December 31, 2008, consistent with a reorganization pursuant to Section 368(a)(1)(F) of the Code, will be a single return based on the operations of the Acquired Fund from January 1, 2008 through the Exchange Date and the operations of the Acquiring Fund from the Exchange Date through December 31, 2008.

   12. Indemnification.

      a. The Acquired Fund shall indemnify and hold harmless, out of the assets of the Acquired Fund but no other assets, the New Trust and the Trustees and officers of the New Trust (for purposes of this Section 12(a), the "New Trust Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the New Trust Indemnified Parties in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the New Trust Indemnified Parties may be involved or with which any one or more of the New Trust Indemnified Parties may be threatened by reason of any breach of any representation or warranty of the Acquired Fund contained in this Agreement or untrue statement or alleged untrue statement of a material fact contained in the Acquired Fund Prospectus, or, to the extent based on or derived from the Acquired Fund Prospectus or other documents provided by the Acquired Fund, contained in the Registration Statement or the Acquired Fund Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to the Existing Trust or the Acquired Fund required to be stated therein or necessary to make the statements relating to the Existing Trust or the Acquired Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the New Trust Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of the Existing Trust or the Acquired Fund. The New Trust Indemnified Parties will notify the Existing Trust and the Acquired Fund in writing within ten days after the receipt by any one or more of the New Trust Indemnified Parties of any notice of legal process or any suit brought against or claim made against such New Trust Indemnified Party as to any matters covered by this Section 12(a). The Acquired Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 12(a), or, if it so elects, to assume at its expense by counsel satisfactory to the New Trust Indemnified Parties the defense of any such claim, action, suit or proceeding, and if the Acquired Fund elects to assume such defense, the New Trust Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. The Acquired Fund's obligation under this Section 12(a) to indemnify and hold harmless the New Trust Indemnified Parties shall constitute a guarantee of payment so that the Acquired Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this
   Section 12(a) without the necessity of the New Trust Indemnified Parties' first paying the same.

      b. The Acquiring Fund shall indemnify and hold harmless, out of the assets of the Acquiring Fund but no other assets, the Existing Trust and the Trustees and officers of the Existing Trust (for purposes of this Section 12(b), the "Existing Trust Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Existing Trust Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Existing Trust Indemnified Parties may be involved or with which any one or more of the Existing Trust Indemnified Parties may be threatened by reason of any breach of any representation or warranty of the Acquiring Fund contained in this Agreement or untrue statement or alleged untrue statement of a material fact (except to the extent based on or derived from the Acquired Fund Prospectus or other documents provided by the Acquired Fund) contained in the Registration Statement, the Acquiring Fund Prospectus or the Acquired Fund Proxy Statement or any amendment or supplement to any thereof, or arising out of, or based upon, the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading, including, without limitation, any amounts paid by any one or more of the Trust Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of the New Trust or the Acquiring Fund. The Existing Trust Indemnified Parties will notify the New Trust and the Acquiring Fund in writing within ten days after the receipt by any one or more of the Existing Trust Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Trust Indemnified Party as to any matters covered by this Section 12(b). The Acquiring Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 12(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Existing Trust Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if the Acquiring Fund elects to assume such defense, the Existing Trust Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The Acquiring Fund's obligation under this Section 12(b) to indemnify and hold harmless the Trust Indemnified Parties shall constitute a guarantee of payment so that the Acquiring Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this
   Section 12(b) without the necessity of the Trust Indemnified Parties' first paying the same.

   13. No Broker, etc. Each of the Acquired Fund and the Acquiring Fund represents that there is no person who has dealt with it or the Existing Trust or the New Trust, respectively, who, by reason of such dealings, is entitled to any broker's or finder's or other similar fee or commission payable by either the Existing Trust or the New Trust arising out of the transactions contemplated by this Agreement.

   14. Termination. The Acquired Fund and the Acquiring Fund may, by mutual consent of a majority of the trustees of Existing Trust and a majority of the trustees of New Trust terminate this Agreement, and the Acquired Fund or the Acquiring Fund, after consultation with counsel and by consent of its Trustees or an officer authorized by such Trustees, may waive any condition to its respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by March 31, 2008, this Agreement shall automatically terminate on that date unless a later date is agreed to by the Acquired Fund and the Acquiring Fund.

   15. Covenants, etc. Deemed Material. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

   16. Rule 145. Pursuant to Rule 145 under the 1933 Act, the Acquiring Fund will, in connection with the issuance of any Merger Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) such legends as may be reasonably believed by counsel to the Acquiring Fund to be required by law and, further, the Acquiring Fund will issue stop transfer instructions to the Acquiring Fund's transfer agent with respect to such shares. The Acquired Fund will provide the Acquiring Fund on the Exchange Date with the name of any Acquired Fund shareholder who is to the knowledge of the Acquired Fund an affiliate of the Acquired Fund on such date.

   17. Sole Agreement; Amendments; Governing Law. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto (except that amendments to provisions other than those in Section 5 hereof shall not require the signature of Gateway Investment Advisers, L.P.), and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

   18. Waiver. At any time on or prior to the Exchange Date, the Acquired Fund or the Acquiring Fund, after consultation with counsel and by consent of its trustees or an officer authorized by such trustees, may waive any condition to its respective obligations hereunder.

   19. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

   20. Notices. Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, courier or certified mail addressed to the Existing Trust at Rookwood Tower, Suite 600, 3805 Edwards Road, Cincinnati, Ohio 45209 (fax:
513-719-1199) and to the New Trust at 399 Boylston Street, 6th Floor, Boston, Massachusetts 02116 (fax: 617-449-2880).

   21. Recourse. All persons dealing with the Acquiring Fund or the Acquired Fund must look solely to the property of such Fund for the enforcement of any claims against such Fund, as neither the trustees, directors, officers, agents nor shareholders of the Funds or other series of the respective Trusts assume any liability for obligations entered into on behalf of any of the Funds.

   22. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

   24. Plan of Reorganization. The parties hereby agree that the Plan of Reorganization for the transactions contemplated hereby is as set forth on the first page of this agreement.

   25. Declaration of Trust.

      a. A copy of the Agreement and Declaration of Trust of the New Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the New Trust on behalf of the Acquiring Fund as trustees and not individually, and that the obligations of this instrument are not binding upon any of the trustees, officers or shareholders of the New Trust individually but are binding only upon the assets and property of the Acquiring Fund.

      b. It is expressly agreed that the obligations of the Acquired Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Existing Trust personally, but shall bind only the trust property of the Acquired Fund, as provided in the Agreement and Declaration of Trust of the Acquired Fund. The execution and delivery of this Agreement has been authorized by the Trustees of the Gateway Trust on behalf of the Acquired Fund and signed by an authorized officer of the Existing Trust, acting as such. Such authorization by such Trustees and such execution and delivery by such officer shall not been deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Acquired Fund as provided in the Existing Trust's Agreement and Declaration of Trust.

                               *    *    *    *

   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as a sealed instrument as of the day and year first above written.

                                           THE GATEWAY TRUST,
                                           on behalf of its Gateway Fund

                                           By:    /s/ Walter G. Sall
                                                  ------------------------------
                                           Name:  Walter G. Sall
                                           Title: Chairman

                                           GATEWAY TRUST,
                                           on behalf of its Gateway Fund

                                           By:    /s/ John T. Hailer
                                                  ------------------------------
                                           Name:  John T. Hailer
                                           Title: President

Agreed and accepted as to Sections 5 and 9(l) only
IXIS ANCHOR ACQUISITION, LLC, to be renamed
GATEWAY INVESTMENT ADVISERS, LLC
as of 4:01 p.m. on February 15, 2008


By:    /s/ Eric N. Ward
       ------------------------------
Name:  Eric N. Ward
Title: Authorized Person

           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]